CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                                                   EXHIBIT 10.14

                                    Agreement No: 4633-ERTER-TR-99
                                         Amount: $1,191,478
                                          Type: Cost-Sharing



                               RESTATED AGREEMENT



     This Restated Agreement dated this 26th day of June, 1997 by and between the NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY ("NYSERDA"), a New York public benefit corporation having its principal office and place of business at Corporate Plaza West, 286 Washington Avenue Extension, Albany, New York 12203-6399, and MECHANICAL TECHNOLOGY, INC., a New York corporation having its principal office and place of business at 968 Albany-Shaker Road, Latham, New York (the "Contractor").



     WHEREAS, NYSERDA and the Contractor have previously worked together under NYSERDA and MECHANICAL TECHNOLOGY, INC. Agreements 1791-ERER-ER-92, 4087-ERTER-TR-95 and 4540-ERTER-TR-97 to support the development, demonstration and commercialization of the Proton Exchange Membrane ("PEM") Fuel Cell (the "Project");



     WHEREAS, in an effort to streamline and consolidate all of the rights and obligations under the aforementioned Project, NYSERDA and the Contractor desire to terminate Agreements 1791-ERER-ER-92, 4087-ERTER-TR-95, and 4540-ERTER-TR-97 and have all of the rights and obligations of NYSERDA and the Contractor under the aforementioned Agreements contained in this Agreement No. 4633-ERTER-TR-98; and



     WHEREAS, NYSERDA and the Contractor desire to continue to work together to support the successful commercialization of the Project.



     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties do hereby agree as follows:



                                    Article I



                                   Definitions
                                   -----------



     Section 1.01. Definition. Unless the context otherwise requires, the terms
                   ----------
defined below shall have, for all purposes of this Agreement, the respective meanings set forth below, the following definitions to be equally applicable to both the singular and plural forms of any of the terms defined.



     (a)   General Definitions:
           -------------------



     Agreement: This Agreement and Exhibits A, B, C, and D hereto, all of which
     ---------
are made a part hereof as though herein set forth in full.

     Budget: The Budget set forth in Exhibit A hereto.
     ------



     Contract Administration: NYSERDA's Director of Contract Management, Robert
     -----------------------
G. Callender, or such other person who may be designated, in writing, by NYSERDA.



     Effective Date: The effective date of this Agreement shall be the date in
     --------------
the first paragraph of page one, above.



     Final Report: The Final Report required by the Statement of Work hereof.
     ------------



     Person: An individual, a corporation, an association or partnership, an
     ------
organization, a business or a government or political subdivision thereof, or any governmental agency or instrumentality.



     Progress Reports: The Progress Reports required by the Statement of Work
     ----------------
hereof.



     Statement of Work: The Statement of Work attached hereto as Exhibit. A.
     -----------------



     Subcontract: An agreement for the performance of Work by a Subcontractor,
     -----------
including any purchase order for the procurement of permanent equipment or expendable supplies in connection with the Work.



     Subcontractor: A person who performs Work directly or indirectly for or on
     -------------
behalf of the Contractor (and whether or not in privity of contract with the Contractor) but not including any employees of the Contractor or the Subcontractors.



     Work: The Work described in the Exhibit A (including the procurement of
     ----
equipment and supplies in connection therewith) and the performance of all other requirements imposed upon the Contractor under this Agreement.


     (b)  Data Rights and Patents Definitions:
          -----------------------------------



     Contract Data: Technical Data first produced in the performance of the
     -------------
Agreement or Agreements numbered 1791-ERER-ER-92, 4087-ERTER-TR-95, or 4540-ERTER-TR-97, or Technical Data actually delivered in connection with the Agreement or Agreements numbered 1791-ERER-ER-92, 4087-ERTER-TP-95, or 4540-ERTER-TR-97.



     Practical Application: To manufacture in the case of a composition or
     ---------------------
product, to practice in the case of a process or method, or to operate in the case of a machine or system, and under conditions which indicate that the benefits of the invention are available to the public on reasonable terms.



     Proprietary Data: Technical Data which embody trade secrets developed at
     ----------------
private
expense, such as design procedures or techniques. chemical composition of materials, or manufacturing methods, processes, or treatments, including minor modifications thereof, provided that such data:


          (i) are not generally known or available from other sources without obligation concerning their confidentiality,



          (ii) have not been made available by the owner to others without obligation concerning its confidentiality; and



         (iii) are not already available to NYSERDA without obligation concerning their confidentiality.



     Subject Invention: Any invention or discovery of the Contractor conceived
     -----------------
or first actually reduced to practice in the course of or under this Agreement or Agreements numbered 1791-ERER-ER-92, 4087-ERTER-TR-95 or 4540-ERTER-TR-97, and includes any art, method, process, machine, manufacture, design, or composition of matter, or any new and useful improvement thereof, or any variety of plants, whether patented or unpatented, under the Patent Laws of the United States of America or any foreign country.



     Technical Data: Recorded information regardless of form or characteristic,
     --------------
of a scientific or technical nature. It may, for example, document research, experimental or developmental, or demonstration, or engineering work, or be usable or used to define a design or process, or to procure, produce, support, maintain, or operate material. The data may be graphic or pictorial delineations in media such as drawings or photographs, text in specifications or related performance or design type documents or computer software (including computer software programs, computer software data bases, and computer software documentation.). Examples of Technical Data include research and engineering data, engineering drawings and associated lists, specifications, standards, process sheets, manuals, technical reports, catalog item identification, and related information. Technical Data as used herein does not include financial reports, cost analyses, and other information incidental to contract administration.



     Unlimited Rights: Rights to use, duplicate, or disclose Technical Data, in
     ----------------
whole or in part, in any manner and for any purpose whatsoever, and to permit others to do so.



     (c)  Payments to NYSERDA Definitions:
          -------------------------------



     PEM Fuel Cell: The Proton Exchange Membrane ("PEM") Fuel Cell is a
     -------------
electrochemical device designed to convert hydrogen and oxygen to electricity with high efficiency and is characterized by high power density in terms of weight and size and as designed, developed, assembled and tested pursuant to this Agreement.

     PEM Fuel Cell Stack: The PEM Fuel Cell Stack consists of multiple PEM fuel
     -------------------
cells arranged in a layer manner to provide an integrated structure.



     Product: The Product includes the PEM Fuel Cell and the PEM Fuel Stack,
     -------
whether used individually or together and regardless of application.



     New York State Manufacturer: Any manufacturer which provides (1) in excess
     ---------------------------
of 25% value added to the manufacture of the Product, or (2) provides in excess of 75% value added for the assembly and R&D required for the manufacture of the Product and/or (3) any manufacturer which provides in excess of 25% of value added to the manufacture of a Subject Invention, or (4) provides in excess of 75% value added for the assembly and R&D required for manufacture of the Subject Invention as developed in this Project, within the geographical boundaries of the State of New York. Such value added shall be capable of being proven by an audit conducted in accordance with generally accepted auditing standards. "Value added" for manufacturing means any separable component of the Product or a Subject Invention, paid for by the Contractor to others, for parts, components, and services, all manufacturing costs, including but not limited to labor, labor overhead, materials, and G&A, but excluding profit. "Value added" for assembly and R&D means all assembly and R&D costs, including but not limited to assembly and R&D labor, assembly and R&D labor overhead and general and administrative services, excluding profit, assembly and R&D materials, and all manufactured component costs used in the manufacturing process.



     Sale: A sale or lease of a Product.
     ----



     Sale Price: The Contractor's manufacturing cost of the Product, including
     ----------
the cost of all materials, direct labor, manufacturing overhead, and general and administrative expenses, excluding returns, and allowances such as sales tax, freight, commissions and insurance, if applicable, derived from a Sale.



     Seller: The Contractor, or any franchisee, licensee or assignee thereof.
     ------



                                   Article II



                               Performance of Work
                               -------------------



     Section 2.01. Manner of Performance. Subject to the provisions of Article
                   ---------------------
XII hereof, the Contractor shall perform all of the Work described in the Statement of Work, or cause such Work to be performed in an efficient and expeditious manner and in accordance with all of the terms and provisions of this Agreement. The Contractor shall perform the Work in accordance with the current professional standards and with the diligence and skill expected for the performance of work of the type described in the Statement of Work. The Contractor shall furnish such personnel and shall procure such materials, machinery, supplies, tools, equipment and other items as may reasonably be necessary or appropriate to perform the Work in accordance with this Agreement.

     Section 2.02. Project Personnel. It is understood and agreed that
                   -----------------
Mr. William Ernst shall serve as Project Director and as such shall have the responsibility of the overall supervision and conduct of the Work on behalf of the Contractor and that the persons described in the Statement of Work shall serve in the capacities described therein. Any change of Project Director by the Contractor shall be subject to the prior written approval of NYSERDA. Such approval shall not be unreasonably withheld, and, in the event that notice of approval or disapproval is not received by the Contractor within thirty days after receipt of request for approval by NYSERDA, the requested change in Project Director shall be considered approved.



                                   Article III



                                  Deliverables
                                  ------------



     Section 3.01. Deliverables. All deliverables shall be provided in
                   ------------
accordance with the Exhibit A Statement of Work.



                                   Article IV



                                  Compensation
                                  ------------



     Section 4.01. Cost-Sharing. It is understood and agreed that NYSERDA and
                   ------------
the Contractor are sharing the costs for the Work to be performed. In consideration for this Agreement and as full compensation for NYSERDA's share of the costs for the performance of all Work, and in respect of all other direct and indirect costs, charges or expenses incurred in connection therewith, NYSERDA shall pay to the Contractor a maximum amount of $1,191,478 for the cost elements identified in the Budget to be funded with NYSERDA funds, subject to the provisions and restrictions contained herein. Such amount shall be paid only to the extent that costs are incurred by the Contractor in performance of the Work in accordance with the provisions of this Agreement, the Budget and the following:



     (a)  Staff Charges: The Contractor shall be compensated for the services
          -------------
performed by its employees under the terms of this Agreement at the employee's actual wage rate. In the event that any of the Contractor's rates are reduced to the benefit of any client of the Contractor as a result of any audit or for any other reason, the Contractor shall so notify NYSERDA and the appropriate reductions shall be made to the rates utilized hereunder.



     (b)  Direct Charges: The Contractor shall be reimbursed for reasonable and
          --------------
necessary actual direct costs incurred (e.g., equipment, supplies, travel and other costs directly associated with the performance of the Agreement) to the extent required in the performance of the Work in accordance with the provisions of the Budget. Travel, lodging, meals and incidental expenses shall be reimbursed for reasonable and necessary costs incurred. Costs should generally not exceed the daily per diem rates, published in the Federal Travel Regulations. Reimbursement for the use of personal vehicles shall be limited to the Internal Revenue Service business standard mileage rate.



     (c)  Indirect Costs: The Contractor shall he reimbursed for fringe
          --------------
benefits, overhead, general and administrative (G&A), and other indirect costs and profit included in the Budget at such rates as the Contractor may periodically calculate, consistent with appropriate federal guidelines or generally accepted accounting principles.



     (d)  Remaining Funds: NYSERDA and the Contractor agree that the cost to
          ---------------
complete all of the Work under this Agreement is $1,191,478. NYSERDA and the Contractor agree that the Contractor has completed Work under the Project and has been reimbursed by NYSERDA. NYSERDA and the Contractor agree that $317,633 is available to complete the Work under this Agreement.



     Section 4.02. Title to Equipment. Title shall vest in the Contractor to all
                   ------------------
equipment purchased hereunder.



     Section 4.03. Progress Payments. The Contractor may submit invoices for
                   -----------------
progress payment no more than once each month or no less than once each calendar quarter for Work performed during such period. Invoices shall be addressed to NYSERDA, "Attention: Accounts Payable." Such invoices shall make reference to the Agreement number shown on the upper right hand corner of page one of the Agreement. Invoices shall set forth total project costs incurred. These shall be broken down into NYSERDA's Funding share and into the Cost-Share and other Cofunding share, and they shall be in a format consistent with the cost categories set forth in the Budget. Invoices shall provide reasonable documentation for the above to provide evidence of costs incurred, including:



     (a) Staff charges: for each employee, the name, title, number of hours worked, hourly rate and labor extension;



     (b) Direct charges: all direct costs shall be itemized on the invoice and supported by documentation, such as vendor invoices, travel vouchers or other documentation; and



     (c) Indirect charges: indirect cost rates and method by which rates are applied.



     The Contractor shall be notified by NYSERDA in accordance with Section
5.04.4 (b)(2) of NYSERDA's Prompt Payment Policy Statement, attached hereto as Exhibit D, of any such information or documentation which the Contractor did not include with such invoice.


     In accordance with and subject to the provisions of such Exhibit D, NYSERDA shall pay to the Contractor, within the prescribed time after receipt of an invoice for a progress payment, 90% of NYSERDA's share of the amount so requested, unless NYSERDA should determine that any such payment or any part thereof is otherwise not properly payable pursuant to the terms of the Agreement or the Budget.



     Section 4.04. Final Payment. Upon final acceptance by NYSERDA of the Final
                   -------------
Report and all other deliverables contained in Exhibit A, Statement of Work, pursuant to Section 6.02 hereof, the Contractor shall submit an invoice for final payment with respect to the Work, together with such supporting information and documentation as, and in such form as, NYSERDA may require. An invoice for final payment shall include, in addition to the material required pursuant to Section 4.03 hereof, a statement as to whether any invention or patentable devices have resulted from the performance of the Work. All invoices for final payment hereunder must, under any and all circumstances, be received by NYSERDA prior to September 30, 1998. In accordance with and subject to the provisions of NYSERDA's Prompt Payment Policy Statement, attached hereto as Exhibit D, NYSERDA shall pay to the Contractor within the prescribed time after receipt of such invoice for final payment, the total amount payable pursuant to
Section 4.01 hereof, less all progress payments previously made to the Contractor with respect thereto and subject to the maximum commitment of $1,191,478 set forth in Section 4.07 hereof.


     Section 4.05. Release by the Contractor. The acceptance by the Contractor
                   -------------------------
of final payment shall release NYSERDA from all claims and liability that the Contractor, its representatives and assigns might otherwise have relating to this Agreement.



     Section 4.06. Maintenance of Records. The Contractor shall keep, maintain,
                   ----------------------
and preserve at its principal office throughout the term of the Agreement and for a period of three years after acceptance of the Work, full and detailed books, accounts, and records pertaining to the performance of the Agreement, including without limitation, all bills, invoices, payrolls, subcontracting efforts and other data evidencing, or in any material way related to, the direct and indirect costs and expenses incurred by the Contractor in the course of such performance. Further, the Contractor shall keep, maintain, and preserve at its principal office until such time as the Contractor's payment obligations to NYSERDA pursuant to Section 8.03 of the Agreement have been met, full and detailed books, accounts, and records in connection with Sales, and shall require licensees to maintain records of Sales.



     Section 4.07. Maximum Commitment. The maximum aggregate amount payable by
                   ------------------
NYSERDA to the Contractor hereunder is $1,191,478. NYSERDA shall not be liable for any costs or expenses in excess of such amount incurred by the Contractor in the performance and completion of the Work.


     Section 4.08. Audit. NYSERDA shall have the right from time to time and at
                   -----
all reasonable times during the term of the Agreement and such period thereafter to inspect and audit any and all books, accounts, and records at the office or offices of the Contractor where they are then being kept, maintained and preserved pursuant to Section 4.06 hereof. Any payment made under the Agreement shall be subject to retroactive reduction for amounts included therein which are found by NYSERDA on the basis of any audit of the Contractor by an agency of the United States, State of New York or NYSERDA not to constitute an allowable charge or cost hereunder. Further, the Contractor shall provide to NYSERDA, on a reasonable basis, access to its books and records and those of any parent, subsidiary, affiliate, franchisee, licensee, or assignee to assure compliance with the payment provisions contained in Section
8.03 of the Agreement.



                                    Article V



                  Assignments, Subcontracts and Purchase Orders
                  ---------------------------------------------



     Section 5.01. General Restrictions. Except as specifically provided
                   --------------------
otherwise in this Article, the assignment, transfer, conveyance, subcontracting or other disposal of this Agreement or any of the Contractor's rights, obligations, interests or responsibilities hereunder, in whole or in part, without the express consent in writing of NYSERDA shall be void and of no effect as to NYSERDA. Such consent shall not be unreasonably withheld, and, in the event that notice of approval or disapproval is not received by the Contractor within thirty days of receipt of the request for approval, the assignment, transfer, conveyance, subcontracting or other disposal of this Agreement or any of the Contractor's rights, obligations, interests, or responsibilities hereunder. in whole or in part, shall be considered approved. In the event that NYSERDA requires additional time for considering approval, NYSERDA shall notify the Contractor within thirty days of receipt of the request for approval that additional time is required and shall specify the additional amount of time necessary up to sixty (60) days.



     Section 5.02. Subcontract Procedures. Without relieving it of, or in any
                   ----------------------
way limiting, its obligations to NYSERDA under this Agreement, the Contractor may enter into Subcontracts for the performance of Work or for the purchase of materials or equipment. Except for a subcontractor or supplier specified in a team arrangement with the Contractor in the Contractor's original proposal, and except for any subcontract or order for equipment, supplies or materials from a single subcontractor or supplier totaling under $10.000, the Contractor shall select all subcontractors or suppliers through a process of competitive bidding or multi-source price review. A team arrangement is one where a subcontractor or supplier specified in the Contractor's proposal is performing a substantial portion of the Work and is making a substantial contribution to the management and/or design of the Project. In the event that a competitive bidding or multi-source price review is not feasible, the Contractor shall document an explanation for, and justification of, a sole source selection.



     The Contractor shall document the process by which a subcontractor or supplier is selected by making a record summarizing the nature and scope of the work, equipment, supplies or materials sought, the name of each person or organization submitting, or requested to submit, a bid or proposal, the price or fee bid, and the basis for selection of the subcontractor or supplier. An explanation for, and justification of, a sole source selection must identify why the work, equipment, supplies or materials involved are obtainable from or require a subcontractor with unique or exceptionally scarce qualifications or experience, specialized equipment, or facilities not readily available from other sources, or patents, copyrights, or proprietary data.



     All Subcontracts shall contain provisions comparable to those set forth in this Agreement applicable to a subcontractor or supplier, and those set forth in Exhibit B to the extent required by law, and all other provisions now or hereafter required by law to be contained therein.



     The Contractor shall submit to NYSERDA's Contract Administrator for review and written approval any subcontract(s) specified in the Statement of Work as requiring NYSERDA approval. The Contractor shall submit to NYSERDA a copy of all fully executed subcontracts and purchase orders that total greater than $10,000.



     Section 5.03. Performance. The Contractor shall promptly and diligently
                   -----------
comply with its obligations under each Subcontract and shall take no action which would impair its rights thereunder. The Contractor shall not assign, cancel or terminate any Subcontract without the prior written approval of the Contract Administrator as long as this Agreement remains in effect. Such approval shall not be unreasonably withheld and, in the event that notice of approval or disapproval is not received by the Contractor within thirty days after receipt of request for approval by NYSERDA, the requested assignment, cancellation, or termination of the Subcontract shall be considered approved by NYSERDA. In the event that NYSERDA requires additional time for considering approval, NYSERDA shall notify the Contractor within thirty days of receipt of the request for approval that additional time is required and shall specify the additional amount of time necessary up to sixty (60) days.



     Section 5.04. Assignment to Plug Power, L.L.C. NYSERDA hereby expressly
                   -------------------------------
consents, in writing, to the assignment of this Agreement, NYSERDA Agreements 1791-ERER-ER-92, 4087-ERTER-TR-95, and 4540-ERTER-ER-97, as modified and restated by this Agreement, and any and all rights, title, interests, duties, liabilities and obligations in connection therewith, to Plug Power, L.L.C. NYSERDA agrees to take any and all action requested by the Contractor or Plug Power, L.L.C., to effect such transfer as a matter of law.



                                   Article VI



                          Schedule: Acceptance of Work
                          ----------------------------



     Section 6.01. Schedule. The Work shall be performed as expeditiously as
                   --------
possible in conformity with the schedule requirements contained herein and in the Statement of Work. The draft and final versions of the Final Report shall be submitted by the dates specified in the Exhibit A Schedule. It is understood and agreed that the delivery of the draft and final versions of such reports by the Contractor shall occur in a timely manner and in accordance with the requirements of the Exhibit A Schedule.



     Section 6.02. Acceptance of Work. The completion of the Work shall be
                   ------------------
subject to acceptance by NYSERDA in writing of the Final Report and all other deliverables as defined in Exhibit A, Statement of Work.



                                   Article VII



                                  Force Majeure
                                  -------------



     Section 7.0.1. Force Majeure. Neither party hereto shall be liable for any
                    -------------
failure or delay in the performance of its respective obligations hereunder if and to the extent that such delay or failure is due to a cause or circumstance beyond the reasonable control of such party, including, without limitation, acts of God or the public enemy, expropriation or confiscation of land or facilities, compliance with any law, order or request of any Federal, State, municipal or local governmental authority, acts of war, rebellion or sabotage or damage resulting therefrom, fires, floods, storms, explosions, accidents, riots, strikes, or the delay or failure to perform by any Subcontractor by reason of any cause or circumstance beyond the reasonable control of such Subcontractor.



                                  Article VIII



                  Technical Data: Patents- Payments to NYSERDA
                  --------------------------------------------



     Section 8.01. Rights in Technical Data
                   ------------------------



     (a) Technical Data: Rights in Technical Data shall be allocated as follows:



     (1) NYSERDA shall have:



          (i) rights in Contract Data and Proprietary Data in order to exercise license rights, as provided in paragraph (a)(2)(iii) below; and



          (ii) no rights under this Agreement in any Technical Data which are not Contract Data.



     (2) The Contractor shall have:



          (i) unlimited rights in all Technical Data, Contract Data and Proprietary Data subject to paragraph (iii) below;



          (ii) the right to withhold Proprietary Data except as otherwise provided in paragraph (iii) below; and

         (iii) the right to make, use and sell the Product. In the event the Contractor fails to make, use, or sell any Subject Invention within 10 years from the Contractor's receipt of Final Payment as described in Section 4.04 hereof, so that the benefits of such Subject Invention are available to the public and after written notice to the Contractor and a period of not less than six months in which the parties shall negotiate in good faith in order to resolve any disputes, NYSERDA shall be granted a royalty-free, non-exclusive, worldwide license sufficient in scope to allow NYSERDA to make, use or sell the Subject Invention and to allow others to do so. NYSERDA shall keep any Proprietary Data concerning such Subject Invention confidential, and may disclose such Proprietary Data to its sublicensees who have agreed to keep such Proprietary Data confidential.



     The Contractor agrees that to the extent it receives or is given access to Proprietary Data or other technical, business or financial data in the form of recorded information from NYSERDA or a NYSERDA contractor or subcontractor, the Contractor shall treat such data in accordance with any restrictive legend contained thereon, unless another use is specifically authorized by prior written approval of the Contract Administrator.



     Section 8.02. Patents.
                   -------



     (a) The Contractor retains the entire right, title and interest throughout the world in each Subject Invention of the Contractor conceived or first actually reduced to practice in the performance of the Work under the Agreement; except, that with respect to any Subject Invention in which the Contractor elects to retain title, NYSERDA shall have a non-exclusive, non-transferrable, irrevocable, paid-up license for itself, the State of New York and all political subdivisions and other instrumentalities of the State of New York, to practice or have practiced for or on their behalf the Subject Invention throughout the world, exclusively for their own use of the Subject Invention.



     (b) Effective on the date of this Agreement, the Contractor shall submit to NYSERDA, not less frequently than annually, written reports which indicate the status of utilization of Subject Inventions. The reports shall include information regarding the status of development, date of first commercial sale or use, and gross royalties received by the Contractor. Such report shall be furnished to NYSERDA not later than February 1 following the calendar year covered by the report. The Contractor may include the information required by this Section in the Annual Report required by Section 8.03 of this Agreement.



     Section 8.03. Payments to NYSERDA.
                   --------------------

     (a)
          (1)                        [***]
          (2)                        [***]

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

amounts:

                                      [***]

     (b) Annual Reports. The Contractor shall provide NYSERDA an annual report
         --------------
detailing, by manufacturer, the number of items sold or leased, or the payment or other

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

receipts received, and the resultant amount earned by, and paid to, NYSERDA in accordance with paragraph (a) hereof. Such report shall be furnished to NYSERDA not later than February 1 following the calendar year covered by the report. The Contractor's obligation to provide Annual Reports shall commence on February 1 of the calendar year following either the Contractor's receipt of Final Payment pursuant to Section 4.04 hereto, or upon the first Sale, whichever event occurs first. In the event that, for a period of five consecutive years, the annual reports indicate that no Sales are made and no payment is due to NYSERDA, the Contractor may cease submittal of annual reports. If, however, Sales are made in subsequent years, the Contractor's obligation to submit annual reports shall resume.



     (c) Licensing or Franchise Agreements. The Contractor shall not enter into
         ---------------------------------
any agreement with any party with respect to the licensing, franchising, or assignment of rights in the Product or any Subject Invention which contains provisions inconsistent with the Contractor's obligation as set forth in this Section. The Contractor shall provide copies of any proposed licensing or franchise agreements to NYSERDA and shall not execute any such agreements without the prior written consent of NYSERDA. Such consent shall not be unreasonably withheld, and, in the event that notice of consent or disapproval is not received by the Contractor within thirty days after receipt of request for approval by NYSERDA, such licensing or franchise agreement shall be considered approved.



                                   Article IX



                            Warranties and Guarantees
                            -------------------------



     Section 9.01. Warranties and Guarantees. The Contractor warrants and
                   -------------------------
guarantees that:



     (a)  it is financially and technically qualified to perform the Work;



     (b) it is familiar with and will comply with all general and special Federal, State, municipal and local laws, ordinances and regulations, if any, that may in any way affect the performance of this Agreement;



     (c) the design, supervision and workmanship furnished with respect to performance of the Work shall be in accordance with sound and currently accepted scientific standards and engineering practices;



     (d) all materials, equipment and workmanship furnished by it and by Subcontractors in performance of the Work or any portion thereof shall be free of defects in design, material and workmanship, and all such materials and equipment shall be of first-class quality, shall conform with all applicable codes, specifications, standards and ordinances and shall have service lives and maintenance characteristics suitable for their intended purposes in accordance with sound and currently accepted scientific standards and engineering practices;

     (e) neither the Contractor nor any of its employees, agents, representatives or servants has actual knowledge of any patent issued under the laws of the United States or any other matter which could constitute a basis for any claim that the performance of the Work or any part thereof infringes any patent or otherwise interferes with any other right of any Person;



     (f) there are no existing undisclosed or threatened legal actions, claims, or encumbrances, or liabilities that may adversely affect the Work or NYSERDA's rights hereunder; and



     (g) it has no actual knowledge that any information or document or statement furnished by the Contractor in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement not misleading, and that all facts have been disclosed that would materially adversely affect the Work.



                                    Article X



                                 Indemnification
                                 ---------------



     Section 10.01. Indemnification. The Contractor shall protect, indemnify and
                    ---------------
hold harmless NYSERDA and the State of New York from and against all liabilities, losses, claims, damages, judgments, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against NYSERDA or the State of New York resulting from, arising out of or relating to the performance of this Agreement. The obligations of the Contractor under this Article shall survive any expiration or termination of this Agreement, and shall not be limited by any enumeration herein of required insurance coverage.



                                   Article XI



                                    Insurance
                                    ---------



     Section 11.01. Maintenance of Insurance Policy Provisions. The Contractor,
                    ------------------------------------------
at no additional cost to NYSERDA, shall maintain or cause to be maintained throughout the term of this Agreement, insurance of the types and in the amounts specified in the Section hereof entitled Types of Insurance. All such insurance shall be evidenced by insurance policies, each of which shall:



     (a) name or be endorsed to cover NYSERDA, the State of New York and the Contractor as insureds, as their respective interests may appear;



     (b) provide that such policy may not be cancelled or modified until at least 30 days after receipt by NYSERDA of written notice thereof; and

     (c) be reasonably satisfactory to NYSERDA in all other respects.



     Section 11.02. Types of Insurance. The types and amounts of insurance
                    ------------------
required to be maintained under this Article are as follows:



     (a) Commercial general liability insurance for bodily injury liability, including death, and property damage liability, incurred in connection with the performance of this Agreement, with minimum limits of $1,000,000 in respect of claims arising out of personal injury or sickness or death of any one person, $1,000,000 in respect of claims arising out of personal injury, sickness or death in any one accident or disaster, and $1,000,000 in respect of claims arising out of property damage in any one accident or disaster;



     (b) Commercial automobile liability insurance in respect of motor vehicles owned, licensed or hired by the Contractor and the Subcontractors for bodily injury liability, including death and property damage, incurred in connection with the performance of this Agreement, with minimum limits of $500,000 in respect of claims arising out of personal injury, or sickness or death of any one person, $1,000,000 in respect of claims arising out of personal injury, sickness or death in any one accident or disaster, and $500,000 in respect of claims arising out of property damage in any one accident or disaster; and



     (c) Upon commencement of marketing of the Product, product liability insurance for bodily injury liability, including death, and property damage liability, arising out or the use of the Product with minimum limits of $1,000,000 in respect of claims arising out of personal injury or sickness or death of any one person, $1,000,000 in respect of claims arising out of personal injury, sickness or death in any one accident or disaster, and $1,000,000 in respect of claims arising out of property damage in any one accident or disaster. Product liability insurance naming the NYSERDA and State of New York as additional insureds required under This Agreement shall remain in effect for as long as the payment obligation pursuant to Section 8.03 of this Agreement is in effect.



     Section 11.03. Delivery of Policies; Insurance Certificates. Prior to
                    --------------------------------------------
commencing the Work, the Contractor shall deliver to NYSERDA certificates of insurance issued by the respective insurers, indicating the Agreement number thereon, evidencing the insurance required by Sections 11.02 (a) and (b) hereof and bearing notations evidencing the payment of the premiums thereon or accompanied by other evidence of such payment satisfactory to NYSERDA. Upon commencement of marketing of the Product, the Contractor shall deliver to NYSERDA certificates of insurance issued by the respective insurers, indicating the Agreement number thereon, evidencing the insurance required by Section 11.02
(c) hereof and bearing notations evidencing the payment of the premiums thereon or accompanied by other evidence of such payment satisfactory to NYSERDA. In the event any policy furnished or carried pursuant to this Article will expire on a date prior to acceptance of the Work by NYSERDA pursuant to the section hereof entitled Acceptance of Work, the Contractor, not less than 15 days prior to such expiration date, shall deliver to NYSERDA certificates of insurance evidencing the renewal of such policies, and the Contractor shall promptly pay all premiums thereon due. In the event of threatened legal action, claims, encumbrances, or liabilities that may affect NYSERDA hereunder, or if deemed necessary by NYSERDA due to events rendering a review necessary, upon request the Contractor shall deliver to NYSERDA a certified copy of each policy.



                                   Article XII



                          Stop Work Order; Termination
                          ----------------------------



     Section 12.01. Stop Work Order.
                    ---------------



     (a) NYSERDA may at any time, by written Order to the Contractor, require the Contractor to stop all or any part of the Work called for by this Agreement for a period of up to 90 days after the Stop Work Order is delivered to the Contractor, and for any further period to which the parties may agree. Any such order shall be specifically identified as a Stop Work Order issued pursuant to this Section. Upon receipt of Such an Order, the Contractor shall forthwith comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the Work covered by the Order during the period of work stoppage consistent with public health and safety. Within a period of 90 days after a Stop Work Order is delivered to the Contractor, or within any extension of that period to which the parties shall have agreed, NYSERDA shall either:


          (i) by written notice to the Contractor, cancel the Stop Work Order, which shall be effective as provided in such cancellation notice, or if not specified therein, upon receipt by the Contractor, or



          (ii) terminate the Work covered by such order as provided in the Termination Section of this Agreement.



     (b) If a Stop Work Order issued under this Section is cancelled or the period of the Order or any extension thereof expires, the Contractor shall resume Work. An equitable adjustment shall be made in the delivery schedule, the estimated cost, the fee, if any, or a combination thereof, and in any other provisions of the Agreement that may be affected, and the Agreement shall be modified in writing accordingly, if:



          (i) the Stop Work Order results in an increase in the time required for, or in the Contractor's cost properly allocable to, the performance of any part of this Agreement, and



          (ii) the Contractor asserts a claim for such adjustments within 30 days after the end of the period of Work stoppage; provided that, if NYSERDA decides the facts justify such action, NYSERDA may receive and act upon any such claim asserted at any time prior to final payment under this Agreement.



     (c) If a Stop Work Order is not cancelled and the Work covered by such Order is terminated, the reasonable costs resulting from the Stop Work Order shall be allowed by equitable adjustment or otherwise.



     (d) Notwithstanding the provisions of this Section 12.01, the maximum amount payable by NYSERDA to the Contractor pursuant to this Section 12.01 shall not be increased or deemed to be increased except by specific written amendment hereto.



     Section 12.02. Termination.
                    -----------



     (a) This Agreement may be terminated by NYSERDA at any time during the term of this Agreement with or without cause, upon 30 days prior written notice to the Contractor. In such event, compensation shall be paid to the Contractor for Work performed and expenses incurred prior to the effective date of termination in accordance with the provisions of the Article hereof entitled Compensation and in reimbursement of any amounts required to be paid by the Contractor pursuant to Subcontracts; provided, however, that upon receipt of any such notice of termination, the Contractor shall cease the performance of Work, shall make no further commitments with respect thereto and shall reduce insofar as possible the amount of outstanding commitments (including, to the extent requested by NYSERDA, through termination of subcontracts containing provisions therefor). Articles VIII, IX, and X shall survive any termination of this Agreement, and Article XVI shall survive until the payment obligations pursuant to Article VIII have been met.


     (b) In the event of termination, the Contractor's payment obligations set forth in Section 8.03 of the Agreement shall be adjusted as of the effective date of termination, with such payment obligations being calculated as follows:



     Total NYSERDA funds
     actually paid to
     the Contractor                          X   Payments defined
----------------------------------------         in Section 8.03 of the
     NYSERDA total maximum                       Agreement
     commitment set forth
     in Section 4.07 of
     the Agreement



     (c) Nothing in this Article shall preclude the Contractor from continuing to carry out the Work called for by the Agreement after receipt of a Stop Work Order or termination notice at its own election, provided that, if the Contractor so elects, (i) any such continuing Work after receipt of the Stop Work Order or termination notice shall be deemed not to be Work-pursuant to the Agreement and (ii) NYSERDA shall have no liability to the Contractor for any costs of the Work continuing after receipt of the Stop Work Order or termination notice.



                                  Article XIII



                             Independent Contractor
                             ----------------------



     Section 13.01. Independent Contractor. The status of the Contractor under
                    ----------------------
this Agreement shall be that of an independent contractor and not that of an agent, and in accordance with such status, the Contractor, the Subcontractors, and their respective officers, agents, employees, representatives and servants shall at all times during the term of this Agreement conduct themselves in a manner consistent with such status and by reason of this Agreement shall neither hold themselves out as, nor claim to be acting in the capacity of, officers, employees, agents, representatives or servants of NYSERDA nor make any claim, demand or application for any right or privilege applicable to NYSERDA, including, without limitation, rights or privileges derived from workers' compensation coverage, unemployment insurance benefits, social security coverage and retirement membership or credit.



                                  Article XIV



                          Compliance with Certain Laws
                          ----------------------------



     Section 14.01. Laws of the State of New York. The Contractor shall comply
                    -----------------------------
with all of the requirements set forth in Exhibit B hereto.



     Section 14.02. All Legal Provisions Deemed Included.  It is the intent and
                    ------------------------------------
understanding of the Contractor and NYSERDA that each and every provision of law required by the laws of the State of New York to be contained in this Agreement shall be contained herein, and if, through mistake, oversight or otherwise, any such provision is not contained herein, or is not contained herein in correct form, this Agreement shall, upon the application of either NYSERDA or the Contractor, promptly be amended so as to comply strictly with the laws of the State of New York with respect to the inclusion in this Agreement of all such provisions.



     Section 14.03. Other Legal Requirements. The references to particular laws
                    ------------------------
of the State of New York in this Article, in Exhibit B and elsewhere in this Agreement are not intended to be exclusive and nothing contained in such Article, Exhibit and Agreement shall be deemed to modify the obligations of the Contractor to comply with all legal requirements.



                                   Article XV



               Notices, Entire Agreement, Amendment, Counterparts
               --------------------------------------------------


     Section 15.01. Notices. All notices, requests, consents, approvals and
                    -------
other
communications which may or are required to be given by either party to the other under this Agreement shall be deemed to have been sufficiently given for all purposes hereunder when delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, (i) if to NYSERDA, at Corporate Plaza West, 286 Washington Avenue Extension, Albany, New York 12203-6399 or at such other address as NYSERDA shall have furnished to the Contractor in writing, and
(ii) if to the Contractor, at 968 Albany-Shaker Road, Latham, New York 12110-1487, or such other address as the Contractor shall have furnished to NYSERDA in writing.



     Section 15.02. Entire Agreement: Amendment. This Agreement embodies the
                    ---------------------------
entire agreement and understanding between NYSERDA and the Contractor and supersedes all prior agreements and understandings relating to the subject matter hereof. Except as otherwise expressly provided for herein, this Agreement may be changed, waived, discharged or terminated only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought.



     Section 15.03. Counterparts. This Agreement may be executed in counterparts
                    ------------
each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument.



                                   Article XVI



                            Business Reorganizations
                            ------------------------



     Section 16.01. Business Reorganizations. In the event the Contractor
                    ------------------------
proposes to consolidate or merge into or with another corporation or entity, or to sell or dispose of all or a majority of the assets of the Contractor, or to otherwise undertake a reorganization which alters or changes the rights of NYSERDA as provided in this Agreement, before any such action shall be taken, the Contractor shall either:



     (a) buy out its obligation to make payments to NYSERDA as described in
Section 8.03 of this Agreement by paying NYSERDA an amount equal to three times the amount of funds actually paid by NYSERDA to the Contractor under this Agreement; or



     (b) assign or otherwise transfer to a new entity the Contractor's obligations under this Agreement, including, but not limited to, the obligation to make payments to NYSERDA as described in Section 8.03 of this Agreement. Such assignment or transfer shall be subject to the prior written approval of NYSERDA. Such approval shall not be unreasonably withheld, and, in the event that notice of approval or disapproval is not received by the Contractor within thirty days after receipt of request for approval, the assignment or transfer shall be considered approved. In the event that NYSERDA requires additional time for considering approval, NYSERDA shall notify the Contractor within thirty days of receipt of the request for approval that additional time is required and shall specify the additional amount of time necessary up to sixty (60) days.

                                  Article XVII



                                    Publicity
                                    ---------



     Section 17.01. Publicity.
                    ---------



     (a) The Contractor shall collaborate with NYSERDA's Manager of Technical Communications to prepare any press release and to plan for any news conference concerning the Work. In addition the Contractor shall notify NYSERDA's Manager of Technical Communications regarding any media interview in which the Work is referred to or discussed.



     (b) It is recognized that during the course of the Work under this Agreement, the Contractor or its employees may from time to time desire to publish information regarding scientific or technical developments made or conceived in the course of or under this Agreement. In any such information, the Contractor shall credit NYSERDA's funding participation in the Project, and shall state that "NYSERDA has not reviewed the information contained herein, and the opinions expressed in this report do not necessarily reflect those of NYSERDA or the State of New York." Notwithstanding anything to the contrary contained herein, the Contractor shall have the right to use and freely disseminate project results for educational purposes, if applicable, consistent with the Contractor's policies.



     (c) Commercial promotional materials or advertisements produced by the Contractor shall credit NYSERDA, as stated above, and shall be submitted to NYSERDA for review and recommendations to improve their effectiveness prior to use. The wording of such credit can be approved in advance by NYSERDA, and, after initial approval, such credit may be used in subsequent promotional materials or advertisements without additional approvals for the credit, provided, however, that all such promotional materials or advertisements shall be submitted to NYSERDA prior to use for review, as stated above. Such approvals shall not be unreasonably withheld, and, in the event that notice of approval or disapproval is not received by the Contractor within thirty days after receipt of request for approval, the promotional materials or advertisement shall be considered approved. In the event that NYSERDA requires additional time for considering approval, NYSERDA shall notify the Contractor within thirty days of receipt of the request for approval that additional time is required and shall specify the additional amount of time necessary up to 60 days. If NYSERDA and the Contractor do not agree on the wording of such credit in connection with such materials, the Contractor may use such materials, but agrees not to include such credit.



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.



MECHANICAL TECHNOLOGY, INC.         NEW YORK STATE ENERGY

                                       RESEARCH AND DEVELOPMENT

                                       AUTHORITY


By: /s/ Martin J. Mastroianni          By /s/ F. William Valentino
   -----------------------------         -----------------------------------
                                         F. William Valentino
                                         President

Name: Martin J. Mastroianni
     ---------------------------

Title: President
      --------------------------


(Seal)

STATE OF NEW YORK   )
                    ) SS:
COUNTY OF ALBANY    )



     On this 24th day of      June        , 1997,  before me personally came
            ------      ------------------ -----
Martin J. Mastroianni       , to me known, who being duly sworn, did depose and
----------------------------
say that he resides at         Saratoga Springs,    N.Y.     that he is the
                      ---------------------------------------
President          of         Mechanical Technology, Inc.       , the
----------------------------------------------------------------
corporation described in and which executed the foregoing instrument; that he knew the seal of said corporation; that the seal affixed to said instrument was such corporate seal; that it was so affixed by the order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


  /s/ Gloria M. Edmund
-------------------------------

Notary Public
State of New York


             Gloria M. Edmund
      Notary Public State of New York
               No. 4522548
         Qualified in Albany County
       Commission Expires  1/31/99
                         ----------

      [NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY LETTERHEAD]



December 17, 1997

Mr. William P. Sumigray
Contract Manager
Plug Power, L.L.C.
966 Albany-Shaker Road
Latham, New York  12203-6399

Dear Mr. Sumigray:


Subject: Modification No. 1 to Agreement No. 4633-ERTER-TR-98
         - PEM Fuel Cell Power System Project


Reference is made to the subject Agreement between us dated June 26, 1997 (the "Agreement").

WHEREAS, Plug Power, L.L.C. submitted a proposal to NYSERDA under competitive solicitation 380-97 to request NYSERDA's continued support of the Project; and

WHEREAS, NYSERDA desires to provide additional funding in the amount of $256,578 under this Modification to support the Phase II effort delineated in the attached Exhibit A-1, Statement of Work, Budget, and Schedule attached hereto and made a part hereof.

NOW, THEREFORE, the Agreement is hereby modified as follows:


1. Agreement, upper right-hand corner, Amount: Delete the amount "$1,191,478"
                                       ------  ------
   and Substitute the amount "$1,448,046".
       ----------


2. Article I, Definitions, Section 1.01, Definitions, (a) General Definitions,
              -----------                -----------      -------------------
   Agreement: Delete the words "Exhibit A" and Substitute the words "Exhibits A,
   ---------  ------                           ----------
   A-l".



3. Article I, Definitions, Section 1.01, Definitions, (a) General Definitions,
              -----------                -----------      -------------------
   Budget: Delete the words "Exhibit A" and Substitute the words "Exhibits A
   ------  ------                           ----------
   and A-l".



4. Article I, Definitions, Section 1.01, Definitions, (a) General Definitions,
              -----------                -----------      -------------------
   Statement of Work: Delete the words "Exhibit A" and Substitute the words
   -----------------  ------                           ----------
   "Exhibits A and A-l".



5. Article I, Definitions, Section 1.01, Definitions, (a) General Definitions,
              -----------                -----------      -------------------
   Work: Delete the words "Exhibit A" and Substitute the words "Exhibits A and
   ----  ------                           ----------
   A".



6. Article III, Deliverables, Section 3.05, Deliverables. Delete the words
                ------------                ------------  ------
   "Exhibit A,

   Statement of Work" and Substitute the words "Exhibits A and A-1,
                          ----------
   Statements of Work".



7. Article IV, Compensation, Section 4.01, Cost-Sharing. Delete the amount
               ------------                ------------  ------
   "$1,191,478" and Substitute the amount "$1,448,056".
                    ----------


8. Article IV, Compensation, Section 4.01, Cost-Sharing, (d) Remaining Funds.
               ------------                ------------      ---------------

  .  first sentence. Delete the amount "$1,191,478" and Substitute the amount
                     ------                             ----------
     "$1,448,056".



  .   third sentence. Delete the amount "$317,633" and Substitute the amount
                      ------                           ----------
     "$256,578".



9. Article IV, Compensation, Section 4.04, Final Payment.
               ------------                -------------



  .  first sentence. Delete the words "Exhibit A, Statement of Work" and
                     ------
     Substitute the words "Exhibits A and A-1, Statements of Work".
     ----------


  .  third sentence. Delete the date "September 30, 1998" and Substitute the
                     ------                                   ----------
     date "December 31, 2000".



  .  last sentence. Delete the amount "$1,191,478" and Substitute the amount
                    ------                             ----------
     "$1,448,056".



10. Article IV, Compensation, Section 4.07, Maximum Commitment. Delete the
                ------------                ------------------  ------
    amount "$1,191,478" and Substitute the amount "$1,448,056".
                            ----------


11. Article VI, Schedule; Acceptance of Work, Section 6.01, Schedule.
                ----------------------------                --------



   . first sentence. Delete the words "Statement of Work" and Substitute the
                     ------                                   ----------
     words "Statements of Work".



   . second sentence and third sentence. Delete the words "Exhibit A Schedule"
                                         ------
     and Substitute the words "Exhibits A and A-1 Schedules".
         ----------


!2.  Article VI, Schedule; Acceptance of Work, Section 6.02, Acceptance of Work.
                 ----------------------------                ------------------
     Delete the words "Exhibit A, Statement of Work" and Substitute the words
     ------                                              ----------
     "Exhibits A and A-1, Statements of Work".



13. Exhibit A, Statement of Work, Schedule and Budget. Add the attached Ex A-1,
                                                       ---
    Statement of Work, Schedule and Budget dated December 17, 1997.


No other provision of the Agreement is otherwise changed or modified.

The parties hereto do hereby indicate their acceptance of and agreement to the foregoing by causing their duly authorized representatives to execute this Modification No. 1 in the respective spaces provided below.

PLUG POWER, L. L.C.                    NEW YORK STATE ENERGY
                                       RESEARCH AND DEVELOPMENT
                                       AUTHORITY


By  /s/ Gary Mittleman                 By /s/ F. William Valentino
   --------------------------            ---------------------------------------

Name Gary Mittleman                       F. William Valentino
    -------------------------             President

Title         Pres & CEO.
      -----------------------

                                          Jean M. Woodard
                                          Vice President and Treasurer
                                          [stamped]

                                  EXHIBIT A-1
                                  -----------

                                [***] (9 Pages)



                     FUEL PROCESSOR INTEGRATION PROGRAM FOR
                         TRANSPORTATION FUEL CELL POWER
                                     SYSTEMS







                                A PROPOSAL TO THE
            NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY




                                  Prepared by:



                                Plug Power L.L.C.
                             968 Albany Shaker Road
                             Latham, New York 12110



                                 March 18, 1998



         This proposal contains proprietary information that may not be divulged outside the NYSERDA
                 organization without prior written consent from
                                Plug Power L.L.C.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                                               Plug Power L.L.C.

EXECUTIVE SUMMARY

                                     [***]

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                                                               1
--------------------------------------------------------------------------------

                                                               Plug Power L.L.C.

PROGRAM GOALS AND OBJECTIVES

                                     [***]

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                                                               2
--------------------------------------------------------------------------------

                                                               Plug Power L.L.C.

BACKGROUND

                                     [***]

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                                                               3
--------------------------------------------------------------------------------

      [NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY LETTERHEAD]



March 30, 1999



Mr. William P. Sumigray
Contract Manager
Plug Power,-L.L.C.
968 Albany-Shaker Road
Latham, New York 12203-6399


SUBJECT: MODIFICATION NO. 2 TO AGREEMENT NO. 4633-ERTER-TR-98
          -- PEM Fuel Cell Power System Project


Dear Mr. Sumigray:

Reference is made to the Agreement between us dated June 26, 1997 and Modification No. 1 dated December 17, 1997 ("the Agreement"), wherein the following changes are hereby incorporated:

WHEREAS, NYSERDA has provided Plug Power L.L.C. with $1,448,056 for the development of the PEM Fuel Cell Power System under the Referenced Agreement and subsequent Modification; and

WHEREAS, NYSERDA desires to provide additional funding from the 1996 Clean Water/Clean Air Bond Act in the amount of $3,000,000 under Agreement Number 4870-ERTER-BA-99 to undertake an air quality project and to support the Phase III effort; and

WHEREAS, PLUG Power L.L.C. has a certain payment obligation to NYSERDA under
Section 8.03 of the Subject Agreement.

NOW, THEREFORE, the Agreement is hereby modified as follows:


1.   Article VIII, Technical Data: Patents: Payments to NYSERDA. Section 8.03,
                   --------------------------------------------
     Payments to NYSERDA, (a), Payments to NYSERDA, subparagraph (1), second
     -------------------       -------------------
     paragraph Delete the first sentence and Substitute the following sentence,
               ------                        ----------
     "The Contractor's obligation to make payments to NYSERDA under this subparagraph (1) shall extend for a period of 15 years thereafter or until the Contractor has paid to NYSERDA $4,200,000, whichever occurs first, commencing with the date of the filing of the Final Report to NYSERDA."


2.   Article VIII, Technical Data: Patents: Payments to NYSERDA. Section 8.03,
                   --------------------------------------------
     Payments to NYSERDA, (a), Payments to NYSERDA, subparagraph (2), second
     -------------------       -------------------
     paragraph.



     .  Delete the first sentence and Substitute the following sentence, "The
        ------                        ----------
        Contractor's obligation to make payments to NYSERDA under this subparagraph (2) shall extend for a period of 10 years thereafter or until the Contractor has paid to NYSERDA $5,400,000, whichever occurs first, commencing with the date of the filing of the Final Report to NYSERDA."


     .  Delete the amount "$2,400,000" from the last sentence and Substitute the
        ------                                                    ----------
        amount "$5,400,000."



3.   Article VIII, Technical Data: Patents: Payments to NYSERDA. Section 8.03,
                   --------------------------------------------
     Payments to NYSERDA, (a), Payments to NYSERDA, sixth paragraph.  Delete the
     -------------------       -------------------                    ------
     amount "$200,000" from the last sentence and Substitute the amount
                                                  ----------
     "$540,000."


No other provision of this Agreement is otherwise modified or changed.

The parties hereto do hereby indicate their acceptance of and agreement to the foregoing by causing their duly authorized representatives to execute this Modification No. 2 in the respective spaces provided below.

PLUG POWER L.L.C.                NEW YORK STATE ENERGY RESEARCH
AND DEVELOPMENT AUTHORITY

By /s/Gary Mittleman             By /s/ Jean M. Woodard
  ------------------------         --------------------------
                                   Jean M. Woodard
Name Gary Mittleman                Vice President & Treasurer
    ----------------------

Title Pres & CEO
     ---------------------